UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2025, Inspire Veterinary Partners (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company agreed to issue and sell to the investor  in a registered direct offering (the “Offering”) 207,896 shares (the “Shares”) of Class A Common Stock (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 885,000 shares of Common Stock, five-year warrants (the “Series A Warrants”) to purchase up to 1,092,896 shares of Common Stock and eighteen-month warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”) to purchase up to 1,092,896 shares of Common Stock. The Offering is expected to close on March 26, 2025 subject to the satisfaction of customary closing conditions.

Each Share (or Pre-Funded Warrant in lieu thereof) was sold together with one Series A Warrant and one Series B Warrant. The public offering price was $1.83 per Share (or Pre-Funded Warrant in lieu thereof) and accompanying Common Warrants. The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until exercised in full, and have an exercise price of $0.0001. A holder of the Pre-Funded Warrants will not have the right to exercise any portion of the Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Each Common Warrant has an exercise price per share of $1.83 and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Stockholder Approval Date”). The Series A Warrants will expire on the five year anniversary of the Stockholder Approval Date. The Series B Warrants will expire on the eighteen month anniversary of the Stockholder Approval Date. Under the terms of the Common Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Pursuant to the terms of the Purchase Agreement, from March 25, 2025, until 90 days of the closing date of the Offering, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto, other than a prospectus supplement for the Offering.  The Company is required to seek stockholder approval for the issuance of shares of Common Stock issuable upon exercise of the Common Warrants within 75 days of March 25, 2025.  If the Company does not obtain such stockholder approval at the first stockholder meeting for such purpose, the Company shall call a stockholder meeting every 90 days thereafter until the date it obtains such approval.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-282355), which was declared effective by the Securities and Exchange Commission on October 11, 2024.

On March 25, 2025, the Company also entered into a placement agent agreement (the “Placement Agreement”) with D. Boral Capital LLC, as the placement agent (the “Placement Agent”), in connection with the Offering. Pursuant to the terms of the Placement Agreement, the Placement Agent agreed to use reasonable best efforts to arrange for the sale of the Shares, Pre-Funded Warrants and Common Warrants. Pursuant to the terms of the Placement Agreement, the Company will pay the Placement Agent a fee equal to 7% of the gross proceeds of the Offering and a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering. The Company also agreed to reimburse the Placement Agent at the closing of the Offering, for expenses incurred, including disbursements of its legal counsel, in an amount not to exceed an aggregate of $100,000. The Placement Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Purchase Agreement and Placement Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Placement Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto (except with respect to certain representations and warranties in the Purchase Agreement that are for the benefit of the Placement Agent) and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the U.S. Securities and Exchange Commission.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, Pre-Funded Warrants, Series A Warrants, Series B Warrants and Placement Agreement, and is qualified in its entirety by reference to the full text of each such document, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01. Regulation FD Disclosure.

On March 25, 2025, the Company issued a press release announcing the pricing of the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
5.1	Opinion of The Crone Law Group P.C.
10.1	Form of Securities Purchase Agreement, dated March 25, 2025, by and between Inspire Veterinary Partners, Inc. and the investor
10.2	Placement Agent Agreement, dated March 25, 2025 by and between Inspire Veterinary Partners, Inc. and D. Boral Capital LLC
23.1	Consent of The Crone Law Group P.C. (contained in Exhibit 5.1)
99.1	Press Release dated March 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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